UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640
Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 710-0512

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, on June 16, 2026, INmune Bio Inc. (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”), where the stockholders of the Company approved the Company’s Third Amended and Restated 2021 Stock Incentive Plan (the “Amended Plan”), pursuant to which the shares of the Company’s common stock issuable under the Company’s Amended and Restated 2021 Stock Incentive Plan was increased from 6,500,000 shares to 9,158,525 shares. In addition, the stockholders approved to implement an evergreen provision for the purpose of increasing the number of shares of common stock reserved for the grant of Awards under the Amended Plan automatically on the first trading day of each calendar year beginning with calendar year 2027 through and including the first trading day of calendar year 2031 by the lesser of: (A) 10.0% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding calendar year or (B) such smaller number of shares as is determined by the Company’s board of directors. The Amended Plan was previously approved by the Company’s board of directors and as noted below was approved by the Company’s stockholders at the Annual Meeting.

For a description of the material terms of the Amended Plan, see Proposal No. 3 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. The descriptions of the Amended Plan contained herein and in the Proxy Statement, are qualified in their entirety by reference to the full text of the Amended Plan, a copy of which is filed hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, each share of the Company’s common stock was entitled to one vote per share. As of April 20, 2026, the record date for the Annual Meeting, 26,585,258 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal One: Election of Directors.

Stockholders elected each of the following nominees as directors to hold office until the next meeting of the Company’s stockholders and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Moss	6,834,995	2,120,682	8,501,317
J. Kelly Ganjei	5,955,609	3,000,068	8,501,317
Tim Schroeder	6,622,916	2,332,761	8,501,317
Scott Juda, JD	7,508,310	1,447,367	8,501,317
Marcia Allen	6,342,910	2,612,767	8,501,317

Proposal Two: Ratification of Appointment of Independent Auditor.

Stockholders approved the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2026.

For	Against	Abstentions	Broker Non-Votes
17,293,255	107,064	56,675	0

Proposal Three: Approval of the Third Amended and Restated INmune Bio Inc. 2021 Stock Incentive Plan.

As noted above, the stockholders approved the Amended Plan.

For	Against	Abstentions	Broker Non-Votes
6,085,086	2,775,224	95,367	8,501,317

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated INmune Bio Inc. 2021 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: June 17, 2026	By:	/s/ David Moss
David Moss
Chief Financial Officer

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